Exhibit 14


                       CODE OF BUSINESS CONDUCT AND ETHICS
           (AS APPROVED BY THE BOARD OF DIRECTORS ON OCTOBER 1, 2004)


THIS CODE APPLIES TO EVERY DIRECTOR, OFFICER (INCLUDING THE CHIEF EXECUTIVE OFFICER, PRESIDENT AND CHIEF FINANCIAL OFFICER), AND EMPLOYEE OF INTERMOST CORPORATION (THE "COMPANY").

To further the Company's fundamental principles of honesty, loyalty, fairness and forthrightness, the Board of Directors of the Company (the "Board:") has established and adopted this Code of Business Conduct and Ethics (this "Code").

This Code strives to deter wrongdoing and promote the following six objectives:

o     honest and ethical conduct;

o     avoidance of conflicts of interest;

o     full, fair, accurate, timely and transparent disclosure;

o compliance with applicable government and self-regulatory organization laws, rules and regulations;

o     prompt internal reporting of Code violations; and

o     accountability for compliance with the Code.

Below, we discuss situations that require application of our fundamental principles and promotion of our objectives. If you believe there is a conflict between this Code and a specific procedure, please consult the Company's Board of Directors for guidance. Each of our directors, officers and employees is expected to:

o understand the requirements of your position, including Company expectations and governmental rules and regulations that apply to your position;

o     comply with this Code and all applicable laws, rules and regulations;

o     report any violation of this Code of which you become aware; and

o     be accountable for complying with this Code.

TABLE OF CONTENTS
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ETHICS ADMINISTRATOR...........................................................3
ACCOUNTING POLICIES............................................................3
AMENDMENTS AND MODIFICATIONS OF THIS CODE......................................3
BRIBERY........................................................................3
COMPLIANCE WITH LAWS, RULES AND REGULATIONS....................................4
COMPUTER AND INFORMATION SYSTEMS...............................................4
CONFIDENTIAL INFORMATION BELONGING TO OTHERS...................................4
CORPORATE OPPORTUNITIES AND USE AND PROTECTION OF COMPANY ASSETS...............5
DISCIPLINE FOR NONCOMPLIANCE WITH THIS CODE....................................5
DISCLOSURE POLICIES AND CONTROLS...............................................5
ENVIRONMENT, HEALTH AND SAFETY.................................................6
FILING OF GOVERNMENT REPORTS...................................................6
FOREIGN CORRUPT PRACTICES ACT..................................................6
INSIDER TRADING OR TIPPING.....................................................6
INVESTOR RELATIONS AND PUBLIC AFFAIRS..........................................7
RECORD RETENTION...............................................................8
REPORTING VIOLATIONS OF THIS CODE..............................................8
WAIVERS........................................................................9
CONCLUSION.....................................................................9

                              ETHICS ADMINISTRATOR

All matters concerning this Code shall be heard by the Board of Directors.

                               ACCOUNTING POLICIES

The Company will make and keep books, records and accounts, which in reasonable detail accurately and fairly present the Company's transactions.

All directors, officers, employees and other persons are prohibited from directly or indirectly falsifying or causing to be false or misleading any financial or accounting book, record or account. You and others are expressly prohibited from directly or indirectly manipulating an audit, and from destroying or tampering with any record, document or tangible object with the intent to obstruct a pending or contemplated audit, review or federal investigation. The commission of, or participation in, one of these prohibited activities or other illegal conduct will subject you to federal penalties, as well as to punishment, up to and including termination of employment.

No director, officer or employee of the Company may directly or indirectly make or cause to be made a materially false or misleading statement, or omit to state, or cause another person to omit to state, any material fact necessary to make statements made not misleading, in connection with the audit of financial statements by independent accountants, the preparation of any required reports whether by independent or internal accountants, or any other work which involves or relates to the filing of a document with the Securities and Exchange Commission ("SEC").

                   AMENDMENTS AND MODIFICATIONS OF THIS CODE

There shall be no amendment or modification to this Code except upon approval by the Board of Directors.

In case of any amendment or modification of this Code that applies to an officer or director of the Company, the amendment or modification shall be posted on the Company's website within two days of the board vote or shall be otherwise disclosed as required by applicable law or the rules of any stock exchange or market on which the Company's securities are listed for trading. Notice posted on the website shall remain there for a period of twelve months and shall be retained in the Company's files as required by law.

                                     BRIBERY

You are strictly forbidden from offering, promising or giving money, gifts, loans, rewards, favors or anything of value to any governmental official, employee, agent or other intermediary (either inside or outside the United States) which is prohibited by law. Those paying a bribe may subject the Company and themselves to civil and criminal penalties. When dealing with government customers or officials, no improper payments will be tolerated. If you receive any offer of money or gifts that is intended to influence a business decision, it should be reported to your supervisor our CEO or the chairman of the Board of Directors immediately.

The Company prohibits improper payments in all of its activities, whether these activities are with governments or in the private sector.

                   COMPLIANCE WITH LAWS, RULES AND REGULATIONS

The Company's goal and intention is to comply with the laws, rules and regulations by which we are governed. In fact, we strive to comply not only with requirements of the law but also with recognized compliance practices. All illegal activities or illegal conduct are prohibited whether or not they are specifically set forth in this Code.
Where law does not govern a situation or where the law is unclear or conflicting, you should discuss the situation with your supervisor, our CEO or the chairman of the Board of Directors, who may then direct you to our legal counsel. Business should always be conducted in a fair and forthright manner. Directors, officers and employees are expected to act according to high ethical standards.

                        COMPUTER AND INFORMATION SYSTEMS

For business purposes, officers and employees are provided telephones and computer workstations and software, including network access to computing systems such as the Internet and e-mail, to improve personal productivity and to efficiently manage proprietary information in a secure and reliable manner. You must obtain the permission from your supervisor or our CEO to install any software on any Company computer or connect any personal laptop to the Company network. As with other equipment and assets of the Company, we are each responsible for the appropriate use of these assets. Except for limited personal use of the Company's telephones and computer/e-mail, such equipment may be used only for business purposes. Officers and employees should not expect a right to privacy of their e-mail or Internet use. All e-mails or Internet use on Company equipment is subject to monitoring by the Company.

                  CONFIDENTIAL INFORMATION BELONGING TO OTHERS

You must respect the confidentiality of information, including, but not limited to, trade secrets and other information given in confidence by others, just as we protect our own confidential information. This includes, but is not limited to partners, suppliers, contractors, competitors or customers. However, certain restrictions about the information of others may place an unfair burden on the Company's future business. For that reason, directors, officers and employees should coordinate with your supervisor or the CEO to ensure appropriate agreements are in place prior to receiving any confidential third-party information. In addition, any confidential information that you may possess from an outside source, such as a previous employer, must not, so long as such information remains confidential, be disclosed to or used by the Company. Unsolicited confidential information submitted to the Company should be refused, returned to the sender where possible and deleted, if received via the Internet.

        CORPORATE OPPORTUNITIES AND USE AND PROTECTION OF COMPANY ASSETS

You are prohibited from:

o taking for yourself, personally, opportunities that are discovered through the use of Company property, information or position;

o     using Company property, information or position for personal gain; or

o     competing with the Company.

You have a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

You are personally responsible and accountable for the proper expenditure of Company funds, including money spent for travel expenses or for customer entertainment. You are also responsible for the proper use of property over which you have control, including both Company property and funds and property that customers or others have entrusted to your custody. Company assets must be used only for proper purposes.

Company property should not be misused. Company property may not be sold, loaned or given away regardless of condition or value, without proper authorization. Each director, officer and employee should protect our assets and ensure their efficient use. Theft, carelessness and waste have a direct impact on the Company's profitability. Company assets should be used only for legitimate business purposes.

                   DISCIPLINE FOR NONCOMPLIANCE WITH THIS CODE

Disciplinary actions for violations of this Code can include oral or written reprimands, suspension or termination of employment or a potential civil lawsuit against you. The violation of laws, rules or regulations, which can subject the Company to fines and other penalties, may result in your criminal prosecution.

                        DISCLOSURE POLICIES AND CONTROLS

The continuing excellence of the Company's reputation depends upon our full and complete disclosure of important information about the Company that is used in the securities marketplace. Our financial and non-financial disclosures and filings with the SEC must be transparent, accurate and timely. We must all work together to insure that reliable, truthful and accurate information is disclosed to the public.

The Company must disclose to the SEC, current security holders and the investing public information that is required, and any additional information that may be necessary to ensure the required disclosures are not misleading or inaccurate. The Company requires you to participate in the disclosure process, which is overseen by our CEO and CFO. The disclosure process is designed to record, process, summarize and report material information as required by all applicable laws, rules and regulations. Participation in the disclosure process is a requirement of a public company, and full cooperation and participation by our CEO, CFO and, upon request, other employees in the disclosure process is a requirement of this Code.

Officers and employees must fully comply with their disclosure responsibilities in an accurate and timely manner or be subject to discipline of up to and including termination of employment.

                         ENVIRONMENT, HEALTH AND SAFETY

The Company is committed to managing and operating our assets in a manner that is protective of human health and safety and the environment. It is our policy to comply, in all material respects, with applicable health, safety and environmental laws and regulations. Each employee is also expected to comply with our policies, programs, standards and procedures.

                          FILING OF GOVERNMENT REPORTS

Any reports or information provided, on our behalf, to federal, state, local or foreign governments should be true, complete and accurate. Any omission, misstatement or lack of attention to detail could result in a violation of the reporting laws, rules and regulations.

                         FOREIGN CORRUPT PRACTICES ACT

The United States Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to foreign government officials or foreign political candidates in order to obtain, retain or direct business. Accordingly, corporate funds, property or anything of value may not be, directly or indirectly, offered or given by you or an agent acting on our behalf, to a foreign official, foreign political party or official thereof or any candidate for a foreign political office for the purpose of influencing any act or decision of such foreign person or inducing such person to use his influence or in order to assist in obtaining or retaining business for, or directing business to, any person.
You are also prohibited from offering or paying anything of value to any foreign person if it is known or there is a reason to know that all or part of such payment will be used for the above-described prohibited actions. This provision includes situations when intermediaries, such as affiliates, or agents, are used to channel payoffs to foreign officials.

                           INSIDER TRADING OR TIPPING

Directors, officers and employees who are aware of material, non-public information from or about the Company (an "insider"), are not permitted, directly or through family members or other persons or entities, to:

o buy or sell securities (or derivatives relating to such securities) of the Company, or

o pass on, tip or disclose material, nonpublic information to others outside the Company including family and friends.

Such buying, selling or trading of securities may be punished by discipline, up to and including termination of employment; civil actions, resulting in penalties of up to three times the amount of profit gained or loss avoided by the inside trade or stock tip, or criminal actions, resulting in fines and jail time.

Examples of information that may be considered material, non-public information in some circumstances are:

o undisclosed annual, quarterly or monthly financial results, a change in earnings or earnings projections, or unexpected or unusual gains or losses in major operations;

o undisclosed negotiations and agreements regarding mergers, concessions, joint ventures, acquisitions, divestitures, business combinations or tender offers;

o     undisclosed major management changes;

o a substantial contract award or termination that has not been publicly disclosed;

o     a major lawsuit or claim that has not been publicly disclosed;

o the gain or loss of a significant customer or supplier that has not been publicly disclosed;

o     an undisclosed filing of a bankruptcy petition by the Company;

o     information that is considered confidential; and

o     any other undisclosed information that could affect our stock price.

The same policy also applies to securities issued by another company if you have acquired material, nonpublic information relating to such company in the course of your employment or affiliation with the Company.

When material information has been publicly disclosed, each insider must continue to refrain from buying or selling the securities in question until the third business day after the information has been publicly released to allow the markets time to absorb the information.

                      INVESTOR RELATIONS AND PUBLIC AFFAIRS

It is very important that the information disseminated about the Company be both accurate and consistent. For this reason, all matters relating to the Company's internal and external communications are handled by our CEO (or, if retained for such purpose, a public relations consultant). Our CEO (or a public relations consultant retained by the Company) is solely responsible for public communications with stockholders, analysts and other interested members of the financial community. Our CEO (or a public relations consultant retained by the Company) is also solely responsible for our marketing and advertising activities and communication with employees, the media, local communities and government officials. Our CEO serves as the Company's spokesperson in both routine and crisis situations.

                                RECORD RETENTION

The alteration, destruction or falsification of corporate documents or records may constitute a criminal act. Destroying or altering documents with the intent to obstruct a pending or anticipated official government proceeding is a criminal act and could result in large fines and a prison sentence of up to 20 years. Document destruction or falsification in other contexts can result in a violation of the federal securities laws or the obstruction of justice laws.

                        REPORTING VIOLATIONS OF THIS CODE

You should be alert and sensitive to situations that could result in actions that might violate federal, state, or local laws or the standards of conduct set forth in this Code. If you believe your own conduct or that of a fellow employee may have violated any such laws or this Code, you have an obligation to report the matter.

Generally, you should raise such matters first with an immediate supervisor. However, if you are not comfortable bringing the matter up with your immediate supervisor, or do not believe the supervisor has dealt with the matter properly, then you should raise the matter with our CEO who may, if a law, rule or regulation is in question, then refer you to our legal counsel. The most important point is that possible violations should be reported and we support all means of reporting them.

Directors and officers should report any potential violations of this Code to the chairman of the Board of Directors or to our legal counsel.

We will not allow retaliation against an employee for reporting a possible violation of this Code in good faith. Retaliation for reporting a federal offense is illegal under federal law and prohibited under this Code. Retaliation for reporting any violation of a law, rule or regulation or a provision of this Code is prohibited. Retaliation will result in discipline, up to and including termination of employment, and may also result in criminal prosecution. However, if a reporting individual was involved in improper activity the individual may be appropriately disciplined even if he or she was the one who disclosed the matter to the Company. In these circumstances, we may consider the conduct of the reporting individual in reporting the information as a mitigating factor in any disciplinary decision.

                                     WAIVERS

There shall be no waiver of any part of this Code for any director or officer except by a vote of the Board of Directors. In case a waiver of this Code is granted to a director or officer, the notice of such waiver shall be posted on our website within five days of the Board's vote or shall be otherwise disclosed as required by applicable law or the rules of any stock exchange or market on which the Company's securities are listed for trading. Notices posted on our website shall remain there for a period of 12 months and shall be retained in our files as required by law.

                                   CONCLUSION

This Code is an attempt to point all of us at the Company in the right direction, but no document can achieve the level of principled compliance that we are seeking. In reality, each of us must strive every day to maintain our awareness of these issues and to comply with the Code's principles to the best of our abilities. Before we take an action, we must always ask ourselves:

o     Does it feel right?

o     Is this action ethical in every way?

o     Is this action in compliance with the law?

o     Could my action create an appearance of impropriety?

o Am I trying to fool anyone, including myself, about the propriety of this action?

If an action would elicit the wrong answer to any of these questions, do not take it. We cannot expect perfection, but we do expect good faith. If you act in bad faith or fail to report illegal or unethical behavior, then you will be subject to disciplinary procedures. We hope that you agree that the best course of action is to be honest, forthright and loyal at all times.